UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2019

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EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-38365	47-1178401
(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, New York 10017

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (917) 289-1117

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)           On June 25, 2019, Shuhei Yoshida, a member of the Board of Directors (the “Board”) of Eyenovia, Inc. (the “Company”), resigned from the Board effective immediately. Mr. Yoshida’s decision to resign from the Board did not involve any disagreement with the Company, but rather was due to Mr. Yoshida’s increasing responsibilities now as President of Senju Pharmaceuticals Co., Ltd. (“Senju”), a major stockholder of the Company. In connection with Mr. Yoshida’s resignation, the Board agreed to grant a representative of Senju approved by the Board, initially Takemasa Sugioka, Chief Operating Officer of Senju, the right to attend certain Board meetings as a non-voting and non-compensated observer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: June 28, 2019	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer